CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCCOUNTANTS
------------------------------------------------------------

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 24, 2001, with respect to the consolidated financial statements of D'Angelo Brands Ltd. as at April 30, 2001 and 2000, including the consolidated balance sheet of D'Angelo Brands Ltd. as at April 30, 2001 and 2000 and the related statements of operations and cash flows for the years then ended.



/s/ Solursh Feldman & Partners LLP
Solursh Feldman & Partners LLP
CHARTERED ACCOUNTANTS

Toronto, Canada
April 23, 2002